Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 14, 2011

INTERNATIONAL DEVELOPMENT AND ENVIRONMENTAL HOLDINGS
(Name of Registrant as specified in its charter)

Nevada	000-54106	32-0237237
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1173A Second Avenue
Suite 327
New York, NY 10065
 (Address and telephone number of principal executive offices)

1701 E. Woodfield Rd.
Suite 915
Schaumburg, IL 60173
 (Previous address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2011, the Board of Directors of the Company approved a change in the Company’s fiscal year end from February 28 to December 31 of each year. As a result of the change, the Company will file a Quarterly Report on Form 10-Q for the calendar quarter ending September 30, 2010  and an Annual Report of Form 10-K for the calendar year ending December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 17,  2011

International Development and Environmental Holdings /s/ Scott Lieberman By: Scott Lieberman, CEO